UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ODYSSEY HEALTHCARE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration statement no.:

(3)	Filing Party:

(4)	Date Filed:

     On June 18, 2010, the following article appeared in the June edition of the employee newsletter of Odyssey HealthCare, Inc.:
Two Great Names; One Important Mission
On May 24, Odyssey entered into an agreement to be acquired by Gentiva Health Services, a leading home healthcare provider, based in Atlanta. Gentiva, which also has a relatively small hospice operation, wanted to expand its hospice presence, said Bob Lefton, Odyssey’s President and Chief Executive Officer. “They chose Odyssey because they believe we’re the nation’s premier hospice provider,” he said. “We’re excited about this transaction, as it brings together two complementary businesses and positions the combined company for leadership in the hospice industry,” he added.
The combined average daily hospice census will be approximately 14,000, with operations in 30 states and $1.8 billion in revenue. “We anticipate the combination of the two companies will create the largest U.S. healthcare provider focused on home health and hospice services,” Lefton said.
Gentiva has more than 9,000 employees and provides home healthcare services to over 350,000 patients in 350 community locations. “Being part of a larger, more diversified organization will create opportunities for our employees and more options to better serve our patients,” said Lefton. “Gentiva also shares our commitment for compassionate, personalized care of patients and their families,” he added.
“We believe this decision is the best one for the company and its future,” Lefton stated. “It accelerates our vision of becoming the premier, most successful provider of end-of-life care in the United States. It also strengthens our ability to face the challenges that lie ahead as we continue to deal with lower reimbursement issues.”
Lefton noted that the transaction is expected to close in the third quarter of this year, after receiving customary approvals, including that of Odyssey stockholders. “Until then, we will continue to operate as separate companies,” he said. “With that in mind, it’s important that we remain focused on our day-to-day responsibilities and continue to meet the needs of our patients and their families.”
Lefton said minimal changes are anticipated in the company’s field operations. “But we are committed to keeping our team members informed and regular updates will be provided throughout the course of this process,” he said.

Gentiva at a Glance
Corporate headquarters: Atlanta
Employees: 9,000
Patients: 350,000
Community Locations: 350
President & CEO: Tony Strange
Additional Information
Odyssey filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on June 11, 2010 and intends to file a definitive proxy statement and other relevant materials in connection with the acquisition. The definitive proxy statement will be sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Company Web site www.odsyhealth.com under “Investor Relations — InfoRequest.”
Participants in the Solicitation
Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the merger. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Odyssey intends to file with the SEC.

Forward-looking Statements
     Certain statements contained in this filing are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this filing to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, the ability to obtain regulatory approval for the transaction; the expected timing of the completion of the transaction; management plans regarding the transaction; the inability to complete the transaction due to the failure to satisfy the conditions required to complete the transaction; the risk that the businesses of Odyssey and Gentiva will not be integrated successfully, or will take longer than anticipated; the risk that expected cost savings from the transaction will not be achieved or unexpected costs will be incurred; any statements of the plan, strategies and objectives of management for future operations; the risk that employee, referral source and patient retention goals will not be met and that disruptions from the transaction will harm relationships with employees, referral sources, patients and suppliers; the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; interest rates and cost of borrowing; any statements of expectation or belief; and other risk factors as set forth from time to time in Odyssey’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.